Exhibit (h)(vi)

STRUCTURING FEE AGREEMENT

October [●], 2011

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated October [●], 2011 (the "Underwriting Agreement"), by and among Guggenheim Equal Weight Enhanced Equity Income Fund (the "Fund"), Guggenheim Funds Investment Advisors, LLC (the "Adviser"), Security Investors, LLC, Guggenheim Partners Asset Management, LLC and each of the Underwriters named in Schedule I therein, severally, with respect to the issue and sale of the Fund’s Securities (the "Offering"), as described therein.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

Fee.  In consideration of your services in offering advice relating to the structure and design of the Fund and the organization of the Fund as well as services related to the sale and distribution of the Fund’s Securities, which services may be completed by your affiliate in your sole discretion, the Adviser shall pay a fee to you in the aggregate amount of $[●] (the "Fee").  The Fee shall be paid on the date hereof.  The payment shall be made by wire transfer to the order of Citigroup Global Markets Inc. The Adviser acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing and structuring services described above.  In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

Term.  This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

Indemnification.  The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

Not an Investment Adviser; No Fiduciary Duty.  The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to:  (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Adviser.  In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Adviser or the Adviser as your agent or employee, and neither party shall make any representation to the contrary.  It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Adviser or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Adviser has the authority to waive such duties and liabilities. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

Not Exclusive.  Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.

Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[END OF TEXT]

This Agreement shall be effective as of the date first written above.

GUGGENHEIM FUNDS INVESTMENT
ADVISORS, LLC

By: ______________________
Name:
Title:

Agreed and Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:	______________________________
Name:
Title:

Indemnification Agreement

October [●], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

In connection with the engagement of Citigroup Global Markets Inc. (the "Bank") to advise and assist the undersigned, Guggenheim Funds Investment Advisors, LLC (together with its affiliates and subsidiaries, each referred to as a "Company" and, together, the "Companies") with respect to the matters set forth in the Structuring Fee Agreement dated October [●], 2011 between Guggenheim Funds Investment Advisors, LLC and the Bank (the "Agreement"), in the event that the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Bank and each such other person or entity being referred to as an "Indemnified Party") becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Companies agree to jointly and severally indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the reasonable fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.  In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Companies shall jointly and severally reimburse such Indemnified Party for reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.  Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure so to notify a Company (i) will not relieve that Company from liability under this paragraph unless and to the extent it did not otherwise learn of such Proceeding and such failure results in the forfeiture by that Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to the Bank other than the indemnification obligation provided above.  The Companies shall be entitled to appoint counsel of the Companies' choice at the Companies' expense to represent the Bank in any Proceeding for which indemnification is sought (in which case the Companies shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Bank or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the Bank.  Notwithstanding the Companies' election to appoint counsel to represent the Bank in a Proceeding, the Bank shall have the right to employ separate counsel (including local counsel), and the Companies shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Companies to represent the Bank would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include the Bank and the Companies and the Bank shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Companies, (iii) the Companies shall not have employed counsel satisfactory to the Bank to represent the Bank within a reasonable time after notice of the institution of such Proceeding or (iv) the Companies shall authorize the Bank to employ separate counsel at the expense of the Companies.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party.  No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of  fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, each Company agrees to, jointly and severally with the other Companies, contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by that Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of that Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations.  Each Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by that Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated)  for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by a Company or other conduct by that Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from a Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.  No Company will settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld).  The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Companies agree that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term "affiliate" as used in the definition of "Companies" herein does not include any registered investment company, except for Guggenheim Equal Weight Enhanced Equity Income Fund, for which such Company or any of its affiliates serves as investment adviser.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY.  EACH INDEMNIFIED PARTY AND EACH OF THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THAT COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

GUGGENHEIM FUNDS INVESTMENT
ADVISORS, LLC

By: ______________________
Name:
Title:

Agreed and Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:	______________________________
Name:
Title: